UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020 (December 9, 2020)

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 10, 2020, Xeris Pharmaceuticals, Inc. (the “Company”) commenced a tender offer to exchange eligible stock options for replacement stock options with modified terms pursuant to the Offer to Exchange Eligible Options for New Options, dated November 10, 2020 (the “Exchange Offer”). The Exchange Offer expired at 11:59 p.m., Central Time, on Wednesday, December 9, 2020.

Pursuant to the Exchange Offer, 63 Eligible Participants elected to exchange outstanding options, and the Company accepted for cancellation options to purchase an aggregate of 1,127,906 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), representing approximately 91.4% of the total shares of Common Stock underlying the options eligible for exchange. On December 10, 2020, immediately following the expiration of the Exchange Offer, the Company granted new options to purchase 832,907 shares of Common Stock, pursuant to the terms of the Exchange Offer and the Company’s 2011 Stock Option/Stock Issuance Plan or the Company’s 2018 Stock Option and Incentive Plan, as applicable. The exercise price per share of the stock options granted pursuant to the Exchange Offer was $4.09 per share, which was the closing price per share of Common Stock on The Nasdaq Global Select Market on the grant date of such new stock options. The vesting terms of the new stock options are described in detail in the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2020	Xeris Pharmaceuticals, Inc.

	By:	/s/ Barry M. Deutsch
Barry M. Deutsch
Chief Financial Officer